EXHIBIT 99.1

  Community Bancorp Reports 94% Increase in Net Income to $1.5 Million for the
               Quarter and $4.0 Million for the First Nine Months

    ESCONDIDO, Calif.--(BUSINESS WIRE)--Oct. 16, 2003--Community Bancorp Inc. (the "Company") (Nasdaq: CMBC) today reported record net income of $1.5 million, or $0.35 per diluted share, for the third quarter of 2003, compared to $775,000, or $0.21 per diluted share, for the third quarter of 2002. For the nine months ended Sept. 30, 2003, net income increased to $4.0 million, or $1.01 per diluted share, compared to $2.1 million, or $0.58 per diluted share, for the same period last year.
    Profitability ratios have improved significantly for the Company. Return on average equity (ROE) increased to 19.93% for the third quarter 2003, compared to 16.10% for the third quarter last year. For the first nine months, ROE increased to 21.51%, compared to 15.12% for the same period a year ago. For the third quarter, return on average assets (ROA) increased to 1.33%, compared to 0.79% for the comparable period last year. Year to date, ROA showed a significant improvement, increasing to 1.23%, compared to 0.71% for the first nine months of 2002. Improved efficiencies, continued growth in loans and deposits and an expanding net interest margin are the major contributors to the significant improvement in overall profitability.
    "The profitability gains for the first nine months are the result of our efforts of the past several years to develop a strong, efficient and profitable community bank," stated Thomas E. Swanson, CEO. "We are exceptionally proud of our team and the results they have produced. The efficiency ratio improved to 60.10% for this past quarter compared to 71.44% for the third quarter last year. Our net interest margin has climbed to 4.91% for this quarter, compared to 4.49% for the same quarter a year ago. The improved profitability has led to EPS growth for the nine months of 74% when compared to the first nine months of 2002, and 67% third quarter to third quarter."
    "Due to the strong economic environment in northern San Diego County and the Inland Empire and Community's continued success in increasing its market share, total assets have increased 19% since Sept. 30, 2002 to $461.1 million, with net loans increasing 19% to $385.0 million and total deposits increasing 13% to $381.2 million," stated Michael J. Perdue, President and COO. "To support this continued growth and future expansion, we have raised additional capital, completing a $10.9 million common stock private placement and a $5.0 million Trust Preferred securities offering during the third quarter this year. The offerings have not only given the Company greater market exposure, but will also allow us to continue our growth along the I-15 corridor as we expand into new markets. Further, our book value per share has increased to $8.03 from $5.56 one year ago (after adjusting for stock dividends)."
    Loan production for the first nine months of 2003, excluding mortgage loans, increased 31% to $226.7 million from $173.0 million for the same period last year. Of these totals, SBA originations for the nine months ended Sept. 30, 2003 totaled $65.3 million, compared to $60.4 million for the comparable period last year. For the third quarter 2003, SBA originations were $26.3 million, compared to $22.3 million for the third quarter 2002. The Company sold $14.6 million, or 56% of originations, in the third quarter 2003, compared to $14.4 million, or 65% of originations, during the third quarter of 2002. As a percent of revenues (net interest income plus non-interest income), gain on sale of loans was 19% of total revenues for the third quarter and 18% year to date. At $1.35 million for the quarter, this is in line with the Company's previously stated goal of maintaining gains on sale of loans to between $1.0 million and $1.5 million per quarter.
    Deposits were $381.2 million as of Sept. 30, 2003, compared to $336.1 million as of Sept. 30, 2002. Retail deposits increased 12% to $337.0 million, compared to $301.4 million last year. Non-interest bearing deposits have increased 35% to $66.9 million as of the end of the quarter, compared to $49.7 million a year earlier.
    Transaction accounts, including demand deposits, interest bearing checking, savings and money market accounts, have increased 28%, and now represent 46% of total average deposits, compared to 41% a year earlier. This continued positive trend in our liability mix has contributed to a 76 basis point decline in the overall cost of deposits from 1.98% for the third quarter 2002 to 1.22% for the third quarter 2003.
    Non-performing loans have declined to $2.4 million as of Sept. 30, 2003, compared to $2.9 million as of Sept. 30, 2002. Net of government guarantees, non-performing loans as a percent of gross loans have declined from 0.32% as of Sept. 30, 2002 to 0.23% as of Sept. 30, 2003. Non-performing assets increased from $3.1 million as of Sept. 30, 2002 to $3.6 million as of Sept. 30, 2003. Net of government guarantees, non-performing assets as a percent of total assets were 0.46% as of Sept. 30, 2003, compared to 0.27% as of Sept. 30, 2002.
    The total reserve for loan losses was $4.5 million at Sept. 30, 2003, compared to $3.6 million a year ago. The allowance for loan losses now represents 1.17% of gross loans, up from 1.11% a year ago. The provision for loan losses was $474,000 in the third quarter 2003, compared to $306,000 for the third quarter 2002.
    Net interest income before the provision for loan losses increased 26% to $5.3 million for the quarter, compared to $4.2 million in the third quarter last year, a result of increased interest earning assets and a lower cost of funds. Other operating income increased to $2.0 million for the third quarter of 2003 compared to $1.6 million a year earlier. Operating expenses increased to $4.4 million, compared to $4.1 million in the third quarter last year.
    Community National Bank is a subsidiary of Community Bancorp, a $461 million financial institution headquartered in Escondido, Calif. The bank's primary focus is community banking and commercial lending, with an additional SBA lending niche. The bank serves northern San Diego County and southwest Riverside County with retail banking offices in Fallbrook, Temecula, Escondido, Bonsall and Vista, and has an additional five SBA loan production offices in California that originate loans in California, Arizona, Nevada and Oregon.

    www.comnb.com

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED STATEMENT OF OPERATIONS
---------------------
(unaudited) (dollars in thousands, except per share data)

             Third Qtr     Quarter Ended             Year to Date
INTEREST    Percentage       Sept. 30,              Ended Sept. 30,
 INCOME       Change        2003      2002           2003     2002
            --------------------------------------------------------
Interest and
 fees on
 loans                    $6,428     $5,845      $18,841     $17,256
Interest on
 cash
 equivalents                  53         80          111         226
Interest-
 earning
 deposits
 with banks                    1          1            5           5
Interest on
 trading
 securities                   43          -          132           -
US Treasury,
 govt.
 agencies &
 other
 securities                  178        344          665         874
                      -----------------------------------------------
Total
 Interest
 Income         7%         6,703      6,270       19,754      18,361

INTEREST
 EXPENSE
Deposits                   1,185      1,712        4,033       5,590
Other
 borrowed
 money                       261        400          819       1,140
                      -----------------------------------------------
Total
 Interest
 Expense      -32%         1,446      2,112        4,852       6,730

Net interest
 income        26%         5,257      4,158       14,902      11,631
Provision
 for loan
 losses                      474        306        1,195         785
                      -----------------------------------------------
Net Interest
 Income
 After Loan
 Loss
 Provision     24%         4,783      3,852       13,707      10,846

OTHER
 OPERATING
 INCOME
Net gain on
 sale of
 loans                     1,352      1,008        3,723       3,362
Loan
 servicing
 fees, net                   166        137          481         333
Customer
 service
 charges                     180        160          548         435
Loss on
 other
 repossessed
 assets                        -         -             -         (49)
Other fee
 income                      313        259          825         649
                      -----------------------------------------------
Total Other
 Operating
 Income        29%         2,011      1,564        5,577       4,730

OPERATING
 EXPENSES
Salaries and
 employee
 benefits                  2,473      2,268        7,194       6,618
Occupancy                    335        321          974         997
Telephone                     67         75          191         230
Premises and
 equipment                    60         54          190         192
Data
 processing                  181        150          515         466
Depreciation                 199        212          613         736
Marketing
 and
 promotions                   71         60          197         207
Professional
 services                    256        303          861         721
Director,
 officer and
 employee
 expenses                    106        105          396         334
Office
 expenses                    168        148          484         398
Other                        452        392        1,110       1,119
                      -----------------------------------------------
Total Other
 Operating
 Expenses       7%         4,368      4,088       12,725      12,018
                      -----------------------------------------------

Income
 before
 income
 taxes                     2,426      1,328        6,559       3,558
Income tax                   919        553        2,565       1,480
                      -----------------------------------------------
NET INCOME     94%        $1,507       $775       $3,994      $2,078
                      ================================================

Per Share
 Data(1)
Basic
 earnings
 per common
 share         68%         $0.37      $0.22        $1.07       $0.60
                      ================================================
Earnings per
 common
 share -
 assuming
 dilution      67%         $0.35      $0.21        $1.01       $0.58
                      ===============================================
Weighted
 average
 shares
 outstanding           4,058,348   3,507,879    3,742,727   3,480,083
Weighted
 average
 shares
 outstanding
 including
Dilutive
 effect of
 stock
 options               4,318,863   3,631,940    3,969,567   3,587,601



CONSOLIDATED BALANCE SHEET
(unaudited) (dollars in       Percentage September December September
  thousands)                     Change     30,       31,      30,
                                           2003     2002      2002
                               ---------------------------------------
ASSETS:
Cash and cash equivalents
(including restricted cash of
$1,152 at Dec. 31, 2002)                   $36,843  $22,656   $28,386
Interest bearing deposits in
 financial institutions                         99       99        99
Investments
   Trading securities, at fair
    value                                    9,946   16,076         -
   Held-to-maturity, at
    amortized cost                          11,745   21,306    24,676
   Available-for-sale, at
    estimated fair value                     3,102        -         -
   Federal Reserve Bank  &
    Federal Home Loan Bank
    stock, at cost                           1,983    1,548     2,284

Loans held for investment             23%  332,458  290,537   271,256
  Less allowance for loan
   losses                                   (4,545)  (3,945)   (3,607)
                                         -----------------------------
       Net loans held for
        investment                         327,913  286,592   267,649
Loans held for sale                    3%   52,493   52,879    51,063
Premises and equipment, net                  3,728    4,179     4,354
Other real estate owned and
 repossessed assets                          1,199        -       197
Accrued interest and other
 assets                                      6,560    5,256     5,121
Income tax receivable                           19      309       726
Deferred tax asset, net                      1,713    1,705     1,240
Servicing assets, net                        3,076    2,617     2,343
Interest-only strips, at fair
 value                                         681      480       432
                                         -----------------------------

       Total assets                   19% $461,100 $415,702  $388,570
                                         =============================

LIABILITIES AND SHAREHOLDERS'
 EQUITY
Deposits
      Interest bearing                10% $314,305 $312,514  $286,450
      Non-interest bearing            35%   66,884   51,438    49,692
                                         -----------------------------
        Total deposits                13%  381,189  363,952   336,142

Trust Preferred Securities                  14,962   10,004    10,000
Other borrowings                            24,000   15,500    18,088
Reserve for losses on
 commitments to extend credit                  179      174       145
Accrued expenses and other
 liabilities                                 5,742    5,499     4,685
                                         -----------------------------
       Total liabilities              15%  426,072  395,129   369,060
                                         -----------------------------

Shareholders' equity
  Common stock, $ .625 par
   value;  authorized
   10,000,000 shares,
   issued and outstanding,
    4,360,090 at September 30,
    2003 ;  3,542,307
  at December 31, 2002; and
   3,342,145 at September 30,
   2002                                      2,725    2,214     2,089
Additional paid-in capital                  20,697   10,734     9,405
Unrealized gains on available
 for sale securities, net of
 income taxes                                  (13)       -         -
Retained earnings                           11,619    7,625     8,016
                                         -----------------------------

       Total shareholders'
        equity                        80%   35,028   20,573    19,510
                                         -----------------------------

       Total liabilities and
        shareholders' equity          19% $461,100 $415,702  $388,570
                                         =============================



                                    Quarter Ended   Year-to-Date Ended
                                    September 30,      September 30,
                                    2003      2002     2003      2002
                                --------------------------------------
Annualized return on average
 assets                             1.33%     0.79%    1.23%     0.71%
Annualized return on average
 equity                            19.93%    16.10%   21.51%    15.12%
Efficiency ratio                   60.10%    71.44%   62.14%    73.24%
Annualized net interest margin 4.91% 4.49% 4.90% 4.28% Book value per share (adjusted
 for stock dividends)              $8.03     $5.56

NON-PERFORMING ASSETS              Quarter Ended          At December
                                    September 30,             31
                                  ----------------------------------
                                    2003      2002           2002
                                  ----------------------------------
Non-accrual loans                 $2,378    $2,916         $2,254
Loans past due 90 days or more         -         -              -
Restructured loans                     -         -              -
                                ------------------------------------
Total non-performing loans         2,378     2,916          2,254
OREO & other repossessed assets    1,199       197              -
                                ------------------------------------
Total non-performing assets       $3,577    $3,113         $2,254
                                ====================================
Total non-performing loans/gross
 loans                              0.61%     0.90%         0.65%
Total non-performing
 assets/total assets                0.78%     0.80%         0.54%
Total non-performing loans net
 of guarantees/gross loans          0.23%     0.32%         0.19%
Total non-performing assets net
 of guarantees/total assets         0.46%     0.27%         0.16%

ALLOWANCE FOR LOAN LOSSES            Quarter Ended     Year-to-Date
                                     September 30,     Ended September
                                                            30,
                                -------------------------------------
                                    2003      2002     2003      2002
                                -------------------------------------
Balance at beginning of period    $4,530    $3,276   $3,945    $2,788
Provision for loan losses            474       306    1,195       785
Recovery of (provision for)
 reserve for
   losses on commitments to
    extend credit                     11       116       (5)      141
Charge offs, (net of recoveries)    (470)      (91)    (590)     (107)
                                ---------------------------- ---------
Balance at end of period          $4,545    $3,607   $4,545    $3,607
                                ============================ =========
Loan loss allowance/gross loans     1.17%     1.11%
Loan loss allowance/loans held
 for investment                     1.37%     1.33%
Loan loss allowance/non-
 performing loans                 191.13%   123.70%
Loan loss allowance/total assets    0.99%     0.93%
Loan loss allowance/non-
 performing assets                127.06%   115.87%
Loan loss allowance/non-
 performing loans, net of
 guarantees                       499.45%   350.19%
Loan loss allowance/non-
 performing assets, net of
 guarantees                       215.50%   350.19%
Net Charge offs (annualized) to
 average loans                      0.50%     0.11%    0.22%     0.04%

AVERAGE BALANCES                    Quarter Ended     Year-to-Date
                                    September 30,      Ended September
                                                            30,
                                -------------------------------------
                                    2003      2002     2003      2002
                                -------------------------------------
Average assets                  $454,422  $394,229 $434,382  $389,484
Average equity                   $30,243   $19,256  $24,756   $18,325
Average net loans (includes
 LHFS)                          $376,139  $321,036 $362,738  $322,421
Average deposits                $385,986  $342,305 $370,945  $341,238
Average interest earning assets $424,512  $367,453 $406,886  $363,313



    CONTACT: Community Bancorp Inc., Escondido
             Thomas E. Swanson or Michael J. Perdue, 760-432-1100